EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

SHARES OF

RIGHT MANAGEMENT CONSULTANTS, INC. COMMON STOCK

IN EXCHANGE

FOR

BETWEEN 0.3680 AND 0.4497 OF A SHARE

OF

MANPOWER INC. COMMON STOCK,

PURSUANT TO THE EXCHANGE OFFER

DESCRIBED IN THE PROSPECTUS, DATED DECEMBER 19, 2003

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00

MIDNIGHT, NEW YORK TIME, ON JANUARY 21, 2004, UNLESS THE

OFFER IS EXTENDED.

THE EXCHANGE AGENT FOR THE OFFER IS:

MELLON INVESTOR SERVICES LLC

By Mail:	By Overnight Delivery:	By Hand Delivery:
Attn: Reorganization Department P.O. Box 3310 South Hackensack, New Jersey 07606	Attn: Reorganization Department 85 Challenger Road Overpeck Centre Mail Stop – Reorg. Ridgefield Park, New Jersey 07660	Attn: Reorganization Department 120 Broadway, 13th Floor New York, New York 10271

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (“Right Common Stock”), of Right Management Consultants, Inc., a Pennsylvania corporation (“Right”), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date of the exchange offer, as it may be extended and in any subsequent offering period (the “Expiration Date”) or if time will not permit all required documents to reach Mellon Investor Services LLC (the “Exchange Agent”) prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See “The Transaction—Procedure for Tendering” in the Prospectus dated December 19, 2003 (as may from time to time be amended, supplemented or finalized, the “Prospectus”).

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Hoosier Acquisition Corp. (“Purchaser”), a Pennsylvania corporation and a wholly owned subsidiary of Manpower Inc., a Wisconsin corporation (“Manpower”), pursuant to the offer by Manpower to acquire all of the outstanding shares of Right Common Stock in an exchange offer and subsequent merger upon the terms and subject to the conditions set forth in the Prospectus, receipt of which, together with the related Letter of Transmittal, is hereby acknowledged, the number of shares of Right common stock set forth below, pursuant to the guaranteed delivery procedures described under “The Transaction—Guaranteed Delivery” in the Prospectus.

Signature(s):

Name(s) of Record Holders:

(PLEASE TYPE OR PRINT)

Number of Shares of Right Common Stock:

Certificate Number(s) (if available):

Dated:                                 , 200

Area Code and Telephone Number(s):

Check Box if Shares of Right Common Stock will be Tendered by Book-Entry Transfer: ☐

Account Number:

Address(es):

(ZIP CODE)

(ZIP CODE)

Area Code and Telephone Number(s):

Check box if Shares of Right Common Stock will be Tendered by Book-Entry Transfer: ☐

Account Number:

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DELIVERY GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the shares of Right Common Stock tendered hereby, in proper form for transfer, or timely confirmation of book-entry transfer of such shares of Right Common Stock into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Right Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(ZIP CODE)

Area Code and Telephone Number:

Authorized Signature:

PLEASE PRINT

Name:

Title:

Dated:                                               , 200

Note: Do	not send certificates with this notice of guaranteed delivery. Certificates should be sent with your letter of transmittal.

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